Exhibit 1.02

Franklin Wireless Corp.

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report of Franklin Wireless Corp. (the "Company") has been prepared for the year ended December 31, 2015 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

In accordance with the rules, the Company exercised due diligence to determine the Conflict Minerals status of Conflict Minerals necessary to the functionality or production of the wireless data communication products we sell.

The Company has determined in good faith that for calendar year 2015, its Conflict Minerals status resulting from its due diligence efforts shows a portion to be “DRC conflict undeterminable” and the remainder to be “DRC conflict free” (terms as defined in the Rule).

Company Overview

Franklin Wireless Corp. is a provider of intelligent wireless solutions including mobile hotspots, routers and modems as well as innovative hardware and software products that support machine-to-machine (M2M) applications and the Internet of Things (IoT). Our M2M and IoT solutions include embedded modules, modems and gateways built to deliver reliable always-on connectivity supporting a broad spectrum of applications. These products are designed to solve wireless connectivity challenges in a variety of vertical markets including video surveillance, digital signage, home security, oil and gas exploration, kiosks, fleet management, smart grid, vehicle diagnostics, telematics and many more.

Product Overview

The Company focuses primarily on wireless modems and routers, which provide a flexible way for consumers to connect to wireless broadband networks from laptop or desktop computers.

Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

In order to manage the scope of this task, the Company relied upon its manufacturers and suppliers to provide information on the origin of the necessary Conflict Minerals that are used for functionality and production of the Company's wireless data communication products. The Company’s reasonable country of origin inquiry (RCOI) employed a combination of measures used to determine whether the necessary Conflict Minerals in the Company's products originated from the Democratic Republic of the Congo or an adjoining country.

Conflict Minerals Policy

Franklin Wireless has adopted the following Conflict Minerals policy:

Conflict Minerals refers to minerals (tin, tantalum, tungsten and gold) mined in the eastern provinces of the Democratic Republic of the Congo and in the adjoining countries where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

While we do not source these minerals directly, they may exist in the components of the products we sell.  We are therefore committed to working with our suppliers to ensure that they responsibly source the materials and components used in manufacturing of these products.  We expect suppliers to establish their own due diligence program to achieve conflict-free supply chains.  Franklin Wireless is committed to ethical practices and compliance with all applicable laws and regulations.

The policy is posted on our website at www.franklinwireless.com located in “Investor Relations” and “Social Responsibility.”

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Due Diligence Process

The Company's due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC-GeSI”) initiative, known as the Conflict-Free Sourcing Initiative (CFSI), with the smelters and refiners of Conflict Minerals who provide those Conflict Minerals to our suppliers. We conducted a survey using a template developed jointly by EICC-GeSI known as the CFSI Reporting Template (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions for the use of the Template is available on CFSI’s website located at www.conflictfreesourcing.org. The Template is being widely adopted by many companies in their due diligence processes related to Conflict Minerals.

Franklin Wireless Corp.’s due diligence measures included:

-	Conducting a supply-chain survey with the manufacturers regarding the suppliers of materials containing Conflict Minerals using the EICC-GeSI Conflict Minerals Reporting Template to identify smelters and refiners.

-	Taking the smelters and refiners identified in the supply-chain survey and comparing them against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for tantalum, tin, tungsten and gold.

As a company operating in the wireless communications business, the Company is several layers removed from the actual mining of 3TG. The Company does not make any direct purchases of raw ore or unrefined Conflict Minerals and makes no purchases in the Covered Countries.

Despite having conducted a good faith reasonable country of origin inquiry, the Company has concluded that its supply chain remains “DRC conflict undeterminable.” Franklin Wireless Corp. makes this determination due to the complexity of the Company's supply chain, and it will take some time for the suppliers of the manufacturers to conclude whether the necessary Conflict Minerals originated from the Covered Countries, and if so, whether the necessary Conflict Minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

In the next compliance period, the Company intends to implement steps to improve the information gathered from its due diligence to further mitigate the risk that its necessary Conflict Minerals do not benefit armed groups. These efforts include:

-	Improving communication with manufacturers and suppliers to improve due diligence efforts and increase data accuracy and completion.
-	Reviewing our Conflict Minerals policy when engaging with new contracted manufacturers and suppliers.

Smelters or Refiners Identified

The Company adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. The Company leveraged CFSI and its CFS program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.

All suppliers and manufacturers of materials containing Conflict Minerals were contacted and more than 75% responded to the survey. As a result of the due diligence survey, the Company has gathered 209 smelters and refineries names from its supply chain. All of these smelters and refineries are identified as CFSI’s known smelters and refineries. Among these 209 smelters and refineries, 204 are on the list of CFSI's certified Conflict Free Smelters (CFS) list and considered to be conflict free, and with respect to the other 5, the CFSI has not provided an opinion as whether or not the minerals procured from these smelters and refineries originate from the DRC or surrounding countries.

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Set forth below is the list of identified smelters and refineries identified by CFSI identified by our supply chain and their country of origin:

Metal	Smelter Name	Country
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Dowa	JAPAN
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Materion	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Asahi Refining Canada Limited	CANADA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Valcambi SA	SWITZERLAND
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

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Gold	DODUCO GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Kazzinc	KAZAKHSTAN
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

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Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Tranzact, Inc.	UNITED STATES
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CV United Smelting	INDONESIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Fenix Metals	POLAND
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	PT Panca Mega Persada	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	PT Bangka Prima Tin	INDONESIA

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Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	PT Tommy Utama	INDONESIA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES

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